UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 29, 2020

Date of Report (Date of earliest event reported)

LIVE CURRENT MEDIA INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-29929	88-0346310
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 West Liberty Street, Suite 880 Reno, NV	89501
(Address of principal executive offices)	(Zip Code)

(604) 648-0515

Registrant's telephone number, including area code

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On January 29, 2020, Live Current Media Inc. ("Live Current" or the "Company") entered into an agreement (the "Buyback Agreement") with Cell MedX Corp. ("Cell MedX"), whereby the Company sold back to Cell MedX the exclusive worldwide distribution rights to the eBalance microcurrent device (the "Distribution Rights") originally acquired from Cell MedX in March 2019.

Under the terms of the Buyback Agreement, the Company sold the Distribution Rights back to Cell MedX in consideration for a royalty on future sales of the eBalance device capped at US$507,500, plus warrants to purchase up to 2,000,000 shares in the common stock of Cell MedX (the "Warrants") exercisable for a period of three (3) years.  1,000,000 of the Warrants are exercisable at a price of $US0.50 per share (the "$0.50 Warrants"), with the remaining 1,000,000 Warrants exercisable at US$1.00 per share (the "$1.00 Warrants").  The Warrants are subject to an acceleration right, with the $0.50 Warrants being subject to acceleration if Cell MedX's common stock trades at or above $1.00 per share for 30 consecutive trading days, and the $1.00 Warrants being subject to acceleration if Cell MedX's common stock trades at or above $1.75 per share for 30 consecutive trading days.  Cell MedX may buyout the royalty at any time for 85% of the remaining amount of the royalty still payable.

The foregoing descriptions of the Buyback Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Agreement, copy of which is included as an exhibit to this report. A copy of the Company's news release regarding the above Agreement is attached as an exhibit to this report.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

The following exhibits are provided with this Current Report:

Exhibit Number	Description of Exhibit

10.1	Buyback Agreement between Live Current Media, Inc. and Cell MedX Corp. dated January 29, 2020.

99.1	News Release dated January 29, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIVE CURRENT MEDIA, INC.
Date: January 30, 2020
	By:	/s/ David M. Jeffs
Name: David M. Jeffs
Title: Chief Executive Officer

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